Exhibit 99.1

Target Hospitality Raises 2021 Financial Outlook 7% on Strengthening Customer Demand

THE WOODLANDS, Texas, November 2, 2021 (PRNewswire) – Target Hospitality Corp. (“Target Hospitality”, “Target” or the “Company”) (NASDAQ: TH), North America’s largest provider of vertically integrated modular accommodations and value-added hospitality services, today raised the range of its previously announced 2021 financial outlook seven percent due to continued increasing customer demand.

Growth in customer activity and broadening of demand for Target’s premium modular hospitality services has continued to strengthen throughout 2021.  Since year-end 2020, Target has experienced an over 40% increase in customer demand across its Hospitality and Facilities Services segments and continues to experience additional demand from the growing humanitarian aid markets within its Government segment.  This strong momentum supports Target’s revised 2021 financial outlook and marks a 25% revenue increase and 42% Adjusted EBITDA increase from full year 2020.

The Company continues to benefit from its strategic positioning as North America’s market leader in premier vertically integrated hospitality solutions serving a suite of world-class customers.  The scale of Target’s modular network creates an efficient operating platform, allowing Target to expand margin, while simultaneously high-grading business opportunities that allow Target to increase revenue with high-quality, long-term contracts.

Target’s focus on efficient capital allocation, has provided a high return on capital.  As a result, Target’s 2021 financial outlook represents 69% growth in Discretionary Cash Flow (“DCF”) from full year 2020. This cash flow has been allocated toward strengthening Target’s capital flexibility by reducing outstanding debt by approximately $80 million and improving its net leverage ratio by 52% since the beginning of 2021.

Approximately 99% of the Company’s anticipated 2021 revenue is under contract with approximately 73% of contracted revenue having minimum revenue commitments.  These positive shifts in business mix have resulted in the strengthening of Target’s financial position and accelerated its value creation opportunity set.

The Company is raising its 2021 financial outlook to:

Full Year 2021 Financial Outlook:
•	Total revenue between $280 and $285 million
•	Adjusted EBITDA(1) between $110 and $113 million
•	Interest expense(2) between $33 and $35 million
•	Discretionary Cash Flow(1) between $75 and $80 million
•	Total capital spending between $25 and $30 million, excluding acquisitions
•	Targeting a total net leverage(3) ratio below 3.0x by year end 2021

(2)  Interest expense excludes amortization of deferred financing cost and original issue discount
(3)  Total net leverage ratio is defined in the credit facility as consolidated total debt to consolidated EBITDA for the preceding four fiscal quarters

Target will provide additional details on its operational performance and financial outlook on its third quarter 2021 earnings call, scheduled for November 12th, 2021.

Third Quarter 2021 Conference Call Information

Date: Friday, November 12, 2021
Time: 9:00 AM ET / 8:00 AM CT
Domestic:          1-888-317-6003
International:        1-412-317-6061
Passcode:          3424376

Please register for the webcast or dial into the conference call approximately 15 minutes prior to the scheduled start time.

A replay of the conference call will be available through the Investors section of Target Hospitality’s website.

About Target Hospitality

Target Hospitality is North America’s largest provider of vertically integrated modular accommodations and value-added hospitality services in the United States. Target builds, owns and operates a customized and growing network of communities for a range of end users through a full suite of value-added solutions including premium food service management, concierge, laundry, logistics, security and recreational facilities services.

Cautionary Statement Regarding Forward Looking Statements
Certain statements made in this press release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the severity and duration of the COVID-19 pandemic, related economic repercussions and the resulting negative impact to global economic demand; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees and customers, remote work arrangements and return to work arrangements, contract and supply chain disruptions; operational, economic, political and regulatory risks; federal government budgeting and appropriations; our ability to effectively compete in the specialty rental accommodations and hospitality services industry; effective management of our communities; natural disasters, including pandemics and other business disruptions; the effect of changes in state building codes on marketing our buildings; changes in demand within a number of key industry end-markets and geographic regions; our reliance on third party manufacturers and suppliers; failure to retain key personnel; increases in raw material and labor costs; the effect of impairment charges on our operating results; our inability to recognize deferred tax assets and tax loss carry forwards; our future operating results fluctuating, failing to match performance or to meet expectations; our exposure to various possible claims and the potential inadequacy of our insurance; unanticipated changes in our tax obligations; our obligations under various laws and regulations; the effect of litigation, judgments, orders, regulatory or customer bankruptcy proceedings on our business; our ability to successfully acquire and integrate new operations; global or local economic and political movements, including any changes in policy under the Biden administration; our ability to effectively manage our credit risk and collect on our accounts receivable; our ability to fulfill Target Hospitality’s public company obligations; any failure of our management information systems and our ability to remediate any material weakness; fluctuations in the fair value of warrant liabilities;  our ability to meet our debt service requirements and obligations; and risks related to Arrow Bidco’s obligations under the senior notes.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

(1)	Non-GAAP Financial Measures
This press release also contains forward-looking non-GAAP financial measures Adjusted EBITDA and Discretionary Cash Flow. Reconciliations of these forward-looking measures to their most directly comparable GAAP financial measures are unavailable to Target Hospitality without unreasonable effort. We cannot provide reconciliations of forward-looking Adjusted EBITDA and Discretionary Cash Flow to GAAP financial measures because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to us without unreasonable effort. Although we provide a range of Adjusted EBITDA and Discretionary Cash Flow that we believe will be achieved, we cannot accurately predict all the components of the Adjusted EBITDA and Discretionary Cash Flow calculations. Target Hospitality provides an Adjusted EBITDA and Discretionary Cash Flow outlook because we believe that these measures, when viewed with our results under GAAP, provide useful information for the reasons noted below.
Definitions:

Target Hospitality defines EBITDA as net income (loss) before interest expense and loss on extinguishment of debt, income tax expense (benefit), depreciation of specialty rental assets, and other depreciation and amortization. Adjusted EBITDA reflects the following further adjustments to EBITDA to exclude certain non-cash items and the effect of what management considers transactions or events not related to its core business operations:

•
Other expense (income), net: Other expense (income), net includes consulting expenses related to certain projects, financing costs not classified as interest expense, gains and losses on disposals of property, plant, and equipment, involuntary asset conversions, COVID-19 related expenses, and other immaterial non-cash charges.

•
Transaction expenses: Target Hospitality incurred certain transaction costs, including legal and professional fees, associated with the previously announced non-binding proposal made by Arrow Holdings S.à r.l. (“Arrow”), an affiliate of TDR Capital LLP (“TDR”), to acquire all of the outstanding shares of common stock of Target Hospitality not owned by Arrow or its affiliates for cash consideration of $1.50 per share in the current period. The prior period primarily included residual tax advisory filing related expenses associated with the Business Combination.

•
Stock-based compensation: Non-cash charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.

•	Change in fair value of warrant liabilities: Non-cash change in estimated fair value of warrant liabilities.
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Other adjustments: System implementation costs, including primarily non-cash amortization of capitalized system implementation costs, claim settlement, business development, accounting standard implementation costs and certain severance costs.

Target Hospitality defines Discretionary cash flow as cash flow from operations less maintenance capital spending for specialty rental assets.

Utility and Purposes:

EBITDA reflects net income (loss) excluding the impact of interest expense and loss on extinguishment of debt, provision for income taxes, depreciation, and amortization. We believe that EBITDA is a meaningful indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBITDA, as do analysts, lenders, investors, and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization expense, because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Target Hospitality also believes that Adjusted EBITDA is a meaningful indicator of operating performance. Our Adjusted EBITDA reflects adjustments to exclude the effects of additional items, including certain items, that are not reflective of the ongoing operating results of Target Hospitality.  In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale of depreciable assets and impairment losses because including them in EBITDA is inconsistent with reporting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale of depreciable assets and impairment losses represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

DCF and Adjusted EBITDA are not measurements of Target Hospitality’s financial performance under GAAP and should not be considered as alternatives to Net income (loss), Gross profit, Earnings per share, Net cash provided by operating activities, or other performance measures derived in accordance with GAAP. In addition, these non-GAAP measures may not be comparable to similarly titled measures of other companies. Target Hospitality’s management believe that DCF and Adjusted EBITDA provide useful information to investors about Target Hospitality and its financial condition and results of operations for the following reasons: (i) they are among the measures used by Target Hospitality’s management team to evaluate its operating performance; (ii) they are among the measures used by Target Hospitality’s management team to make day-to-day operating decisions, (iii) they are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results across companies in Target Hospitality’s industry.

Investor Contact
Mark Schuck
(832) 702 – 8009
ir@targethospitality.com